UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, the Board of Directors of Quiksilver, Inc. (the “Company”) appointed Richard Shields to serve as its Chief Financial Officer beginning effective May 11, 2012. Mr. Shields joins the Company from Oakley, Inc., a global designer, manufacturer and distributor of performance eyewear, as well as apparel, footwear and accessories, where he had served as Chief Financial Officer since 2005. Prior to joining Oakley, Mr. Shields, 55, served as the Chief Financial Officer of Southwest Water Company from 2002-2005, Day Software, from 2001-2002, Winfire from 1999-2001, Frames N Lens Optical from 1996-1999, and in various financial capacities with AST Research and Taco Bell Corporation between 1985-1996. Mr. Shields was with Price Waterhouse from 1982-1985. He received a B.A. from Eastern Washington University and an MBA from the University of Notre Dame. In connection with his appointment as Chief Financial Officer, the Company and Mr. Shields entered into an employment agreement, a copy of which is attached hereto as Exhibit 10.1. The material terms and conditions of the employment agreement are summarized below.

Pursuant to the terms of his employment agreement with the Company, Mr. Shields will receive an annual base salary of $500,000, subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, his performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that it may not be adjusted below $500,000. The Company has agreed to increase Mr. Shields’ annual base salary to $550,000 after one year of employment with the Company. The employment agreement also provides that he is eligible for an annual bonus pursuant to the Company’s Incentive Compensation Plan on terms approved by the Board, which for fiscal 2012 is expected to be in an amount equal to up to 125% of his annual base salary, pro rated for the portion of the fiscal year he is employed by the Company. He will also receive a clothing allowance of $5,000 annually.

The employment agreement requires that the Company maintain a $2,000,000 term life insurance policy on Mr. Shields’ life, payable to his designees; provided, however, that the Company is not required to pay annual premiums for such policy in excess of $5,000.

The employment agreement also provides that he will be a participant in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors and substantially similar to those granted to other senior executives of the Company of an equivalent level. The agreement further provides that all stock options granted to Mr. Shields shall provide that if he is terminated by the Company without “cause” (as defined in the employment agreement), by Mr. Shields for “good reason” (as defined in the employment agreement), or as a result of his death or disability, all options will automatically vest in full on an accelerated basis and the options will remain exercisable until the earlier of (i) the first anniversary of his termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

The employment agreement and Mr. Shields’ employment with the Company automatically terminate on October 31, 2016, but may be terminated earlier by the Company without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If (i) the employment agreement terminates on October 31, 2016 and Mr. Shields’ employment terminates effective the same date, (ii) the Company terminates his employment without cause prior to October 31, 2016, or (iii) Mr. Shields terminates his employment for good reason within six months of the action constituting good reason, the terms of his employment agreement provide that the Company will (1) pay the full amount of any unpaid discretionary bonus earned from the preceding fiscal year, (2) continue to pay Mr. Shields base salary for a period of 18 months, and (3) pay a pro rata portion of the discretionary bonus, if any, for the fiscal year in which such termination occurs. Notwithstanding the foregoing, if such termination occurs within 12 months following a change in control of the Company (as defined in the employment agreement), the period of salary continuation will be increased by 6 months. If, prior to October 31, 2016, the Company terminates Mr. Shields employment for cause or he terminates his employment without good reason, then he will receive his base salary and benefits earned and accrued prior to termination and, if the basis for cause is his death or personal disability, the pro rata portion of his bonus for the year in which termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination, Mr. Shields must execute a release of claims.

In connection with joining the Company, Mr. Shields will receive an award of 700,000 restricted stock units or “RSUs” under the Company’s 2000 Stock Incentive Plan. Each RSU will entitle Mr. Shields to receive one share of the Company’s common stock at the time of vesting without payment of an exercise price or other consideration. The RSUs will vest if during any consecutive 30-day period the weighted average per share trading price of the Company’s common stock (as reported on the New York Stock Exchange) equals or exceeds $12.50, however, if such threshold is achieved prior to the first anniversary of the grant date, the RSUs will not become vested until such first anniversary. The RSUs will vest on an accelerated basis in the event of certain corporate transactions or a change in control pursuant to which the holders of the Company’s common stock become entitled to receive per-share consideration having a value equal to or greater than $9.28. In the event of a corporate transaction or change in control resulting in per-share consideration less than such amount, the RSUs will only vest in the sole discretion of the board of directors. Vesting of the RSUs requires Mr. Shields to remain in the Company’s service through the vesting date, provided, however, that if his service terminates due to death, permanent disability, retirement or termination by the Company other than for misconduct, then he will retain the number of RSUs equal to the total number of RSUs granted multiplied by the number of whole months which have passed since the grant date, divided by 54, which RSUs will remain subject to vesting. The RSUs will terminate if they do not vest prior to November 1, 2016.

In addition, Mr. Shields will receive a stock option grant to purchase 200,000 shares of the Company’s common stock. The stock options will be non-qualified, will have an exercise price per share equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant and will be subject to Mr. Shields’ continued employment. Options to purchase 100,000 of the shares will vest in equal annual installments over a three-year period, beginning on the first anniversary of the grant date. The remaining 100,000 will vest only if, and to the extent that, Mr. Shields has achieved certain performance objectives prior to

November 1, 2012. The portion of such options, if any, for which the performance objectives have been achieved will then vest in three equal annual installments, beginning November 1, 2012.

Mr. Shields also will enter into the Company’s standard form Indemnity Agreement.

There are no arrangements or understandings between Mr. Shields and any other person pursuant to which Mr. Shields will be appointed Chief Financial Officer, nor is there a family relationship between any director or executive officer and Mr. Shields. Mr. Shields has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the April 27, 2012 press release relating to the above event is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Richard Shields and Quiksilver, Inc. entered into on April 12, 2012

99.1	Press Release of Quiksilver, Inc. dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2012	Quiksilver, Inc.
(Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Employment Agreement between Richard Shields and Quiksilver, Inc. entered into on April 12, 2012

99.1	Press Release of Quiksilver, Inc. dated April 27, 2012